Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

BMO Funds, Inc.:

We consent to the use of our report dated October 22, 2014, incorporated by reference herein, for BMO Diversified Stock Fund and BMO Aggressive Stock Fund, each a Fund within BMO Funds, Inc., and to the references to our Firm under the headings “Independent Registered Public Accounting Firm,” “Experts” and “Financial Highlights,” in the combined Proxy Statement/Prospectus.

/s/ KPMG LLP

Milwaukee, WI

November 4, 2014